Exhibit 10

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT is entered into as of {DATE}, by and between Hudson Valley Bank, N.A. {SELLER NAME} ("Seller") and {BUYER NAME} ("Buyer").

WITNESSETH

WHEREAS, Seller owns legal title to certain Assets (as defined herein);

WHEREAS, Seller desires to sell the Assets (as hereinafter defined) to Buyer in accordance with the terms of this Agreement; and

WHEREAS, Buyer desires to purchase the Assets, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual premises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated below:

Additional Advances means the total amount, as of the Closing Date, with respect to any Loan that includes a line of credit, the Allocated Bid Percentage for such Asset multiplied by the outstanding balance of any advances made by Seller under such line of credit after the Cutoff Date pursuant to the terms of such Asset (which additional advances, in the aggregate with the outstanding balance of any and all other advances by Seller under such line of credit, shall not at any time exceed the maximum amount of Seller's commitment under such line of credit).

Agreement means this Loan Sale Agreement, including all Addenda and Exhibits, as the same may be amended, supplemented, restated or modified.

Allocated Bid Percentage means for each Asset, the Allocated Loan Price divided by the Unpaid Principal Balance.

Allocated Loan Price means the individual price for each Asset, as set forth on the Settlement Statement, the aggregate of which equals the Base Purchase Price.

Assets means each of the Loans listed on the Loan Schedule and all servicing rights associated therewith.

Base Purchase Price means {$__________________}.

Borrower means any current and unreleased obligor under a Note.

Business Day means any day other than a Saturday, Sunday or day on which the banks in the State of {STATE} are authorized or obligated by law to be closed.

Closing means the exchange of documents and monies to effect the sale of the Assets by Seller to Buyer on the Closing Date as set forth in this Agreement.

Closing Date means {DATE}.

Collateral Documents means, with respect to each Loan, the documents described in Exhibit B-1.

Cutoff Date means midnight on {DATE}, at which time balances shall be frozen for purposes of closing.  Buyer shall be entitled to any payments (whether principal or interest) received after the Cutoff Date, except as otherwise provided herein.

Due Diligence Materials means all of the information provided to Buyer related to its review of the Assets, including but not limited to the Loan Files, data files, payment histories and information available in the public record.

Escrow Amounts mean all escrows for taxes, insurance, deposits,  replacement reserves or other funds relating to the Loans and deposited by or on behalf of any Borrower or tenant and then held by or on behalf of Seller.

Loan means a commercial loan being sold hereby which is included on the Loan Schedule.

Loan File means that certain file for each Asset made available for review by Buyer online, including any amendments, supplements, corrections or modifications to such file through the Cutoff Date, and any further amendments, supplements, corrections or modifications to such file to the extent the same have been provided to Buyer.  The Loan File may or may not include copies of Seller’s email correspondence related to the Assets.

Loan Schedule means the schedule identifying the Assets to be sold, transferred and conveyed hereunder and setting forth the following information for each Asset, which is attached hereto as Exhibit A:

(a)          Loan number;

(b)          name of Borrower;

(c)          Unpaid Principal Balance;

(d)          next due date;

(e)          current interest rate;

(f)           current maturity date;

(g)          Allocated Bid Percentage;

(h)          Allocated Loan Price;

(i)           Participation Flag.

Mortgage means with respect to each Loan that is secured by Mortgaged Property, the mortgage, deed of trust or other security instrument creating a lien upon real property described therein, and securing the Note evidencing such Loan, as such mortgage may be amended, modified or extended from time to time.

Mortgaged Property means any land, building, other improvements, personal property and other collateral securing a Loan.

Note means the originally executed promissory note or notes, bond, lost note affidavit (in instances where the originally executed instruments are not in Seller's possession) or other evidence of indebtedness with respect to such Loan, as such promissory note or notes, bond or other evidence of indebtedness may be amended, modified or extended from time to time.

Settlement Statement means the settlement statement substantially in the form of Exhibit L which reflects the Total Amount Payable.

Security Agreement means any security agreement creating a lien upon personal property described therein which secures a Note that is contained in the Loan File.

Total Amount Payable means the (i) Base Purchase Price, (ii) plus all Additional Advances, (iii) less all payments received by Seller after the Cutoff Date, (iv) less any positive Escrow Amounts actually held by Seller, which shall be retained by Seller, plus (v) accrued interest from the date which interest is paid to through the Closing Date, (vi) less any deposit placed by Buyer in connection with its purchase of the Assets.

UCC Financing Statement means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

Unpaid Principal Balance means, with respect to any Loan, the unpaid principal balance as of the Cutoff Date.  As to each Loan that is a Participation, the amount reflected shall be the Seller’s share of the whole loan.

ARTICLE 2

PURCHASE AND SALE OF THE LOANS

Section 2.1
Purchase and Sale of the Assets.  For valuable consideration, the sufficiency of which is hereby acknowledged, and subject to the terms, provisions and conditions of this Agreement, Seller hereby agrees to sell, assign and convey to Buyer on the Closing Date, and Buyer hereby agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the Assets.  The sale of such Assets shall be on a whole-loan, servicing released basis, and shall include all of Seller's right, title and interest in and to the related Collateral Documents, to the extent assignable.  On the Closing Date, Seller shall transfer the servicing of all Assets to Buyer Seller shall have no obligation to service the Assets after the Closing Date.

Section 2.2
Retained Rights.  Subject to the provisions of Section 4.2(e), Buyer acknowledges that Seller may retain certain credit, depository or trust relationships with a Borrower, guarantor or a maker of the Notes and their respective agents, employees and affiliates, which loans and other relationships may continue following Closing.  All documents, instruments, rights and obligations relating thereto are not and shall not be deemed Collateral Documents, it being understood that the Collateral Documents relate only to those Notes evidencing the Assets listed on the Loan Schedule and the Loan Files related thereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 3.1	Representations and Warranties by Buyer. Buyer makes the following representations and warranties for the benefit of Seller, each of which is true and correct as of the date hereof:

(a)
Authority; Binding on Buyer; Enforceability.  Buyer is a {ENTITY TYPE}, duly organized, validly existing and in good standing under the laws of the State of {STATE} with powers adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it.  Buyer has taken all necessary action required to execute, deliver and perform this Agreement and all related documents and to make all of the provisions of this Agreement and such related documents the valid and enforceable obligations they purport to be and has caused this Agreement to be duly executed and delivered by a duly authorized officer.

(b)
Conflict with Existing Laws or Contracts.  The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder and the compliance with the terms contained herein and therein by Buyer do not violate Buyer's articles or certificate of incorporation or by-laws or conflict with any provision of any law or regulation to which Buyer is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer is bound or any order or decree applicable to Buyer, or result in the creation or imposition of any lien on any of Buyer's assets or property, which would materially and adversely affect the ability of Buyer to perform its obligations under this Agreement and all related documents; and Buyer has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Buyer of this Agreement and all related documents.

(c)
Validity of Agreement.  This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid, legal and binding obligations of Buyer, enforceable against Buyer in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)
Legal Action Against Buyer.  There are no judgments, orders or decrees of any kind against Buyer unpaid or unsatisfied of record or any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Buyer or (b) the ability of Buyer to perform its obligations under this Agreement.

(e)
Bankruptcy or Debt of Buyer; Financial Condition.  Buyer has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Buyer.  No general assignment of Buyer's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Buyer or any of its property.  Buyer is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Buyer insolvent.  Buyer has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations, including, without limitation, payment of the Total Amount Payable.

(f)
Decision to Purchase.  Buyer is a sophisticated investor and its bid and decision to purchase the Assets and to acquire the Collateral Documents is based upon its own independent evaluation of the Loan Files and other materials deemed relevant by Buyer and its agents.  Buyer has made such independent investigations as Buyer deems to be warranted as to the validity, enforceability and collectibility of the Assets and the nature and value of the Assets, and all other facts it deems material to their purchase and is entering into this Agreement solely upon the basis of that investigation and Buyer’s own judgment.  Buyer has not relied in entering into this Agreement upon any oral or written information from Seller, or any of Seller’s employees, affiliates, agents, consultants, advisors or representatives, other than the representations and warranties of Seller specifically set forth herein.  Buyer further acknowledges that no employee, agent, consultant, advisor or representative of Seller (including, without limitation, Garnet Capital Advisors, LLC and The Ackman-Ziff Real Estate Group LLC) has been authorized to make, and that Buyer has not relied upon, any statement or representations other than those specifically contained in this Agreement.  Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, except as expressly set forth in Sections 4.1 and 4.2 hereof, Buyer is purchasing the Assets "as is" and "where is" on the Closing Date and, except as expressly set forth in Sections 4.1 and 4.2 hereof, Seller is making no representation or warranty, express or implied, and Buyer has not relied on any representation or warranty, express or implied, regarding any Borrower, any of the Assets or any Mortgaged Property, including, without limitation, any representation or warranty with respect to (a) the business, financial condition or prospects of any Borrower, any third party (including any guarantor) or any tenants, (b) the physical condition of any building, improvement, machinery, equipment or personal property comprising all or a part of any Mortgaged Property, (c) the leases, rents, income or expenses of any Mortgaged Property, (d) the enforceability, validity, transferability, currency or legality of any guarantee or insurance policy which is transferred or conveyed to Buyer pursuant to this Agreement, whether as Collateral Documents or otherwise; and (e) the compliance of any Borrower or Mortgaged Property with any environmental law (including but not limited to those pertaining to the use, handling, generating, treating, storing or disposing of any hazardous materials and/or petroleum product storage tanks, asbestos and/or lead paint and lead paint containing materials), and (f) the condition, value or collectibility of any personal property, whether tangible or intangible securing any Loan.

(g)
Confidentiality Agreement.  Buyer has not violated any of the terms of any confidentiality agreement it has executed or otherwise agreed to for the benefit of Seller (the “Confidentiality Agreement”).  At no time has Buyer or any of its representatives or agents communicated with any Borrower or with any Borrower’s representatives or agents regarding the Assets.  Buyer has no affiliation with, no ownership interest in, and no agreement regarding the Assets with any Borrower or with any Borrower’s representatives or agents.

(h)
No Financing Contingency. Buyer expressly agrees and acknowledges that Buyer’s obligations hereunder are not in any way conditional upon, or qualified by, Buyer’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt, financing or equity investment or otherwise) to consummate the transactions contemplated hereby.

(i)	Compliance with Law. Buyer shall, and shall cause its servicers to, comply with Applicable Law, and shall perform, comply with, and act in accordance with the terms of the related Asset.

(j)
Participations.  Buyer hereby agrees to accept any Participation subject to all participants' right, title and interest in such Participation. Buyer hereby agrees to assume the role of lead lender for any Participation in which Seller was the lead lender as of the Closing Date.  Buyer agrees to accept all Participations subject to the applicable participation or other agreement, and also agrees to assume and perform the obligations of the Seller under each such agreement.  Notwithstanding any contrary or conflicting provision of this Agreement, if Seller is required to obtain consent from participants to the transfer of any Participation, and Seller is unable to obtain that consent, then Seller in its discretion may remove that Asset from the Assets to be transferred under this Agreement.

Section 3.2
Survival of Representations and Warranties. Each Representation and Warranty shall survive the Closing and shall not merge into any document executed as part of the Closing, but instead shall be independently enforceable except to the extent expressly limited in this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1	Representations and Warranties by Seller. Seller makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof:

(a)
Authority; Binding on Seller; Enforceability. Seller is duly organized, validly existing and in good standing in its jurisdiction of incorporation.  Seller has corporate powers adequate for the making and performing of this Agreement, has taken all corporate action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid obligations they purport to be and has caused this Agreement to be duly executed and delivered by a duly authorized officer or officers of Seller.  This Agreement, assuming due authorization, execution and delivery by Buyer, constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b)
Conflict with Existing Laws or Contracts.  The execution and delivery of this Agreement and all related documents and the performance of the obligations hereunder and thereunder by Seller do not violate Seller's articles of association or by-laws or conflict with any provision of any law or regulation to which Seller is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any asset or property of Seller, any of which, in Seller's commercially reasonable judgment, would materially and adversely affect the ability of Seller to perform its obligations under this Agreement; and Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by it of this Agreement.

(c)
Legal Action Against Seller.  Seller has not received written notice of any action, suit or proceeding pending against Seller in any court or by or before any other governmental agency or instrumentality which is likely, in Seller's commercially reasonable judgment, to materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

(d)
Bankruptcy of Seller.  Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has Seller received written notice that any such petition been filed against Seller.  Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

Section 4.2
Representations and Warranties by Seller as to the Loans.  Seller makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof, except as otherwise provided herein or in the Due Diligence Materials:

(a)
Ownership and Right to Sell. Seller is the sole owner and holder of each Asset and has full right to sell and assign each Asset and Seller's interest in any Collateral Documents related thereto offered by it hereunder free and clear of any claim of any third party and without the consent of any third party, except such consent as has been obtained or will be obtained on or prior to the Closing Date or is unnecessary under applicable law.

(b)	Loan Schedule. The Unpaid Principal Balance, last payment date, next due date, current interest rate and current maturity date for each Loan, as set forth on the Loan Schedule, is true and correct as of the Cutoff Date.

(c)
No Undisclosed Modification. Seller has not modified any related Note, Mortgage or Security Agreement or satisfied, canceled or subordinated such Note, Mortgage or Security Agreement in whole or in part or released all or any material portion of (x) the Mortgaged Property from the lien of the Mortgage or (y) the personal property from the security interest granted by the Security Agreement, or executed any instrument of release, cancellation or satisfaction.

(d)
Loan Files.  With respect to each Loan, the related Note, Mortgage and Security Agreement, if any, and any documents modifying the terms of such Note, Mortgage and Security Agreement included in the Loan File are true and correct copies of the documents they purport to be.  The Loan File for each Loan includes all material documents, or certified copies thereof, relating to such Loan that are in the possession of Seller, including, but not limited to, correspondences to and from Borrowers and reports prepared by third parties, but may exclude, however, internal analysis and correspondences, emails, privileged information, and regulatory correspondence.  Except as otherwise expressly stated in this Agreement, Seller makes no representation or warranty as to the accuracy of facts, analyses or abstracts recited or contained in any documents and papers which are included in the Loan File, including, without limitation, rent rolls, operating statements, appraisals and other information which, in many cases, may have been provided by third parties.

(e)
Loan Title Insurance.  Each Mortgage encumbering a Mortgaged Property is covered by either (i) policy of title insurance which was issued on or about the date of the closing of the corresponding Loan, purporting to insure such Mortgage in an amount not less than the original principal amount of such Loan, to the extent advanced on the date of such policy, or (ii) the opinion of an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located which opines that the lien of such Mortgage is subject only to (A) liens for real property taxes and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, casements, open violations, and other matters of public record as of the date of recordation of such Mortgage acceptable to mortgage lending institutions in the area in which the collateral secured by such Mortgage is located or specifically referred to in any appraisal performed in connection with the origination of the related Loan; (C) prior or superior liens or encumbrances as reflected or indicated in the opinion and (D) such other matters as do not materially and adversely interfere with the lien evidenced by such Mortgage.

(f)
Enforceability.  Each Mortgage or Security Agreement and the Note it secures is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except to the extent such enforcement may be subject to or limited by (A) any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, pending foreclosure action, or similar laws, or (B) legal or equitable principles relating to or affecting creditors' rights generally, or (C) applicable state anti-deficiency legislation, or (D) the effect of other laws and interpretations thereof and court decisions which may modify or delay certain remedies provided in the Collateral Documents but (without regard to the economic consequence of any delay which may result therefrom) will not materially diminish the ultimate realization of the practical benefits intended to be provided by the Collateral Documents, or (E) certain covenants in each Note or Mortgage that may not be enforceable, but the unenforceability of any particular provision or provisions will not materially affect the ability of the holder thereof to realize the intended benefits of such Note or Mortgage.

Section 4.3
Survival of Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, (i) each of the representations and warranties made by Seller in Sections 4.1 and 4.2 of this Agreement shall terminate one hundred and twenty(120) days following the Closing Date, and (ii) thereafter, Buyer shall be permanently stopped from asserting against Seller any claim that is based upon an alleged breach of any such representation or warranty.

ARTICLE 5

DEFAULTS AND INDEMNIFICATION

Section 5.1	Defaults.

(a)
Breach.  Subject to the limitations set forth in Section 4.3, in the event of a material breach by Seller of any representation, warranty, covenant or agreement contained herein resulting in a reduction the value of the Loan by an amount equal to or exceeding ten percent (10%) of the Allocated Loan Price of the Loan, then Seller shall have a period of 45 days after written notice by Buyer to cure such breach.  Such notice shall contain detailed information regarding the basis for such request sufficient to demonstrate to Seller’s reasonable satisfaction that the breach does in fact result in a reduction of Loan value as described above.  If Seller is unable or unwilling to substantially cure or correct such breach within the 45-day period, if both parties agree, Seller will pay to Buyer a mutually-agreed upon amount which will remedy or compensate Buyer for such breach, or if either party prefers that the Loan be repurchased, then Seller shall repurchase the Loan as set forth below.  The parties agree to negotiate in good faith towards such a resolution.

(b)	Repurchase Procedure. If, pursuant to Section 5.1(a), Seller is required to repurchase any Loan, then, on the repurchase date:

(i)
Seller shall pay to Buyer, in immediately available funds, the repurchase price as follows: (1) the Allocated Loan Price for such Loan, (2)minus any collections (including, but not limited to, the proceeds of any insurance policy and the awards from any condemnation proceedings) received with respect to the Loan since the Closing Date, (3) minus the amount held by Buyer in any escrow account, (4) plus an amount equal to the interest accrued on the Loan from the date which interest is paid to at the time of repurchase through the repurchase date.

(ii)
Buyer shall deliver to Seller all originals and copies of the Note(s) and any other Collateral Documents, and related files and any other transfer documents or other documents that were delivered to Buyer pursuant to this Agreement regarding such Note(s), together with any addenda, exhibits and schedules thereto and together with any post-closing correspondence and documents.

(iii)
With respect to each such Note, Buyer shall endorse, transfer, convey or assign to Seller the Note and Collateral Documents in the same manner as such Note and the associated Collateral Documents was transferred and assigned from Seller to Buyer by documentation in the same form as that delivered from Seller to Buyer.

(iv)
Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase, and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase.

(v)
After repurchase hereunder, Buyer shall immediately endorse, assign over and deliver to Seller any and all payments received from or on behalf of any obligor on the repurchased Note.  All amounts paid over to Seller hereunder shall be without payment of interest thereon.

(vi)	Upon repurchase of any Note, Buyer agrees to immediately terminate, at its sole cost, any servicing agreement regarding the Loan repurchased.

Section 5.2	Indemnification.

(a)
Buyer’s Indemnification.  Buyer shall indemnify, defend and hold Seller harmless, from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by Seller asserted by any third-party in connection with (i) the material inaccuracy of any of Buyer's representations or warranties herein, (ii) the material breach of any of Buyer's covenants herein, or (iii) any claim by any Borrower or guarantor regarding assignment, subsequent enforcement, servicing or administration of the Assets by Buyer following the Closing.  The obligations of Buyer under this section will survive the Closing for three years.

(b)
Seller’s Indemnification.  Subject to the limitations set forth in Section 4.3, Seller shall indemnify, defend and hold Buyer harmless, from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by Buyer asserted by any third-party in connection with (i) the material inaccuracy of any of Seller’s representations or warranties herein, (ii) the material breach of any of Seller's covenants herein, or (iii) any claim by any Borrower regarding the origination, servicing or administration of the Assets by Seller prior to the Closing.  The obligations of Seller under this section will survive the Closing for one (1) year.

(c)
Procedure for Indemnification.  Any party seeking indemnification with respect to a claim or loss shall give prompt written notice thereof to the party against whom indemnification is sought.  Indemnitor shall have the right to assume the defense of any and all claims for which indemnification is sought hereunder, and indemnitee agrees to cooperate with indemnitor in any such defense.  If the amount of any claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the indemnitee to the related indemnitor.

ARTICLE 6

CLOSING

Section 6.1	Closing. The Closing shall take place by fax or email on the Closing Date. Seller and Buyer agree that time is of the essence with respect to the performance of each of their obligations hereunder.

Section 6.2	Conditions Precedent. The Closing shall be subject to each of the following conditions:

(a)
all of the representations and warranties under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)	the parties shall have exchanged all Closing Documents as specified in Sections 6.3(a) and (b) below;

(c)	Seller has taken all steps reasonably necessary to effect the delivery of the documentation required under Section 6.3(c) below, and is capable of effecting such delivery;

(d)	all other terms and conditions of this Agreement shall have been complied with.

Section 6.3	Closing Documents.

(a)	Before noon Eastern time on the Business Day prior to the Closing Date, Seller shall deliver to Buyer the following:

(i)	the Loan Schedule;

(ii)	the Settlement Statement; and

(iii)	completed drafts of the allonges and assignments contemplated to be delivered hereunder related to each Loan.

(b)	On or before noon Eastern time on the Closing Date, the parties shall exchange the following:

(i)	this Agreement, fully-executed;

(ii)	executed allonges and assignments for each Loan, completed to the reasonable satisfaction of both parties; and

(iii)	consents, to the extent required, executed by the required parties in order to transfer any Asset hereunder.

(c)	On the Closing Date, after confirmation of receipt of the funds required under Section 6.4, Seller shall deliver the following documentation to Buyer:

(i)	for each Loan, the Collateral Documents shown on Exhibit B-1 with exceptions as noted on Exhibit B-2; and

(ii)
{[____]} originals of the Limited Power of Attorney, substantially in the form of Exhibit I, fully-executed by Seller and which shall only be used by Buyer to correct any errors contained on any assignment documents which are subsequently rejected by the applicable recording offices.

Delivery shall be, at Buyer’s expense and choice, by (i) Buyer picking up such documentation from Seller (or Servicer or Seller’s document custodian, as the case may be) or (ii) overnight delivery using Buyer’s customary courier.

(d)	On the Business Day following the Closing Date:

(i)	Seller shall make the Loan Files available to Buyer for pickup. Buyer shall be responsible for arranging pickup of the files by a shipping company and the related shipping costs.

(e)	Within five (5) Business Days following the Closing Date:

(i)
Seller shall mail executed letters addressed to the Borrower, substantially in the form of Exhibit H, notifying such Borrower of the conveyance of the Loan to Buyer and directing such Borrower to make all payments under the Loan to Buyer.

Section 6.4
Payment of Total Amount Payable.  Subject to the foregoing conditions described in Section 6.2, Section 6.3(a) and Section 6.3(b), Buyer shall pay to Seller on the Closing Date prior to 3:00pm Eastern Time the Total Amount Payable as reflected on the Settlement Statement by wire transfer of immediately available funds to the account designated in Exhibit K.

Section 6.5
Adjustments to the Base Purchase Price.  Within thirty (30) days following the Closing Date, but not thereafter, Buyer shall have the right to request an adjustment of the Base Purchase Price by providing Seller with a written statement(s) setting forth adjustments to the Base Purchase Price that Buyer discovers reflecting any changes in the Unpaid Principal Balance because of miscalculations, misapplied payments, unapplied payments, unrecorded disbursements of principal disbursed on or before the Cut-off Date, or other accounting errors. No adjustment to the Base Purchase Price will be made for any other reasons.  Seller shall have the right to review the records or other evidence on which Buyer has relied to calculate such adjustment.  To the extent Seller and Buyer agree an adjustment is necessary, any monies due Buyer as a result of the adjustment made pursuant to this Section will be calculated by multiplying the resulting net change in the Unpaid Principal Balance by the Allocated Bid Percentage.

Section 6.6
Recording Documents.  Buyer shall, at its own expense and as soon as practicable following Closing, but in no event more than thirty (30) days after the Closing Date, properly submit for recording, in the appropriate public offices, all assignments, and any other documents required to properly evidence the assignments and conveyances contemplated by this Agreement and to properly perfect Buyer’s interest in the Assets and interests purchased hereunder, or as may be required for any other reason by any applicable law, statute, ordinance, order, finding, decree, rule or regulation.

To the extent that any assignment documentation provided by Seller to Buyer in connection with closing is rejected due to form by recording personnel in the jurisdiction in which recording is required, Buyer shall, within sixty (60) days following the Closing Date, conform such assignment documentation to jurisdictional requirements, execute such modified assignment using the Limited Power of Attorney, and resubmit such modified assignment to the applicable jurisdiction for recording.

ARTICLE 7

POST-CLOSING SERVICING AND ASSUMPTIONS

Section 7.1	Seller’s Servicing of the Assets Until Closing. Seller shall continue to service and administer the Assets until the Closing Date in the same manner as previously serviced by or on behalf of Seller.

Section 7.2
Servicing Transfer Information.  In addition to providing the Loan Files as described in Section 6.3(d) above, Seller shall provide Buyer with information described on Exhibit C on the Business Day following the Closing Date to facilitate an orderly transfer of servicing.

Section 7.3
Buyer's Assumptions Post-Closing.  Seller agrees to delegate to Buyer, and Buyer agrees to assume and to perform faithfully all of Seller's duties, obligations and liabilities accruing on or after the Closing in respect of each of the Assets, subject to the terms of this Agreement.  Such duties, obligations and liabilities include, without limitation; (a) all obligations and responsibilities of servicing the Assets  (except that servicing will not be transferred for Participations where Seller is not the lead participant, as servicing will remain with the lead participant); (b) all of Seller's obligations under each and every contract of insurance or guaranty then existing in respect of any Asset; and (c) all obligations of the holder of the Loan in respect of any Escrow Amounts.

Section 7.4
Insurance with Respect to the Assets.  Without limiting the foregoing, Buyer shall be solely responsible for having itself substituted as loss payee or additional insured on all hazard or mortgage insurance in respect of any Asset in which Seller is listed as a loss payee or additional insured on the Closing Date; and any loss after the Closing Date to either a Borrower or to Buyer or to the value or collectibility of any Asset which arises either by reason of the termination or expiration of any such insurance, or of Buyer's failure to identify itself as loss payee or additional insured, is the sole responsibility of Buyer.

Section 7.5
Escrow Amounts.  Without limiting the foregoing, effective as of the Closing Date, and except to the extent expressly stated to the contrary in this Agreement, Buyer shall assume, undertake, and discharge any and all obligations of the holder of the Loans as may relate to the Escrow Amounts.  Seller shall not transfer to Buyer that sum of money held by Seller as of the Closing Date relating to the said Escrow Amounts, but instead will provide Buyer a credit against the amount due at closing for such sum in accordance with Section 6.4 hereof.

Section 7.6
Forwarding Correspondence.  For one year after the Closing Date, Seller shall, promptly after receipt, deliver, forward and remit to Buyer any payments received with respect to the Assets by Seller to which Buyer is entitled, and copies or originals of any and all bills, invoices, insurance policies, letters, documents and other correspondence or communications relating to any Asset which are received by Seller.

Section 7.7
Use of Seller's Name. Buyer will not use or refer to the name of Seller and will not portray itself as Seller's agent, partner, or joint venturer with respect to the Assets.  However, Buyer may use the name of Seller for purposes of identifying an Account in communications with the Borrowers in order to service the Loans.  In contacting a Borrower, Buyer will not state or represent in any way that Buyer is contacting the Borrower for or on behalf of Seller or that Seller will take any action with regard to the Asset or the Borrower.

Section 7.8
Notice of Borrower Claims or Litigation.  If either party receives notice of (i) any claim, demand or legal proceeding, (ii) threatened claim, demand or legal proceeding or (iii) litigation filed by a Borrower which arises from or relates to the Assets, such party shall promptly notify the other party.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1
Notices.  Unless otherwise provided for herein, notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered but no later than the second Business Day following mailing sent by overnight mail or overnight courier, (b) when delivered, if sent by facsimile and receipt is confirmed by telephone, or (c) when received, if sent by e-mail and an e-mail confirming receipt is sent by the recipient, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

(a)         If to Seller:

(b)         If to Buyer:

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 8.2
Severability.  Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 8.3	Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.4	Waiver. Any term, condition or provision of this Agreement may be waived at any time but only in writing by the party which is entitled to the benefits thereof.

Section 8.5	Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 8.6
Construction.  Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a particular Section, Schedule, Addendum, or Exhibit shall be deemed to mean the particular Section of this Agreement or Schedule, Addendum or Exhibit attached hereto, respectively.

Section 8.7
Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.  Notwithstanding the foregoing, Buyer shall not assign its rights under this Agreement to any party without the prior written consent of Seller, which may be withheld by Seller in its sole discretion.

Section 8.8
Prior Understandings; Integrated Agreement.  This Agreement supersedes any and all prior discussions and agreements (written or oral) between Seller and Buyer with respect to the purchase of the Assets and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding between Seller and Buyer with respect to the transactions contemplated herein.

Section 8.9
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 8.10	Governing Law; Jurisdiction; and Venue.

(a)
This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive laws of the State of New Yorkwithout regard to its conflict-of-laws principles.

(b)
For the purposes of any suit, action or proceeding involving this Agreement, the parties hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, the parties agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties.  In furtherance of such agreement, the parties agree upon the request of any Seller to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

(c)
Buyer hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.11
No Third-Party Beneficiaries; No Broker.  No person, firm or other entity other than Seller and Buyer and their permitted successors assigns, shall have any rights or claims under this Agreement; provided, however, that Buyer's successors and/or assigns shall not be entitled to the benefit of any of Seller's representations and warranties as to any Asset and the specific remedies provided in this Agreement for breach thereof.  Buyer and Seller each represent to the other that it has not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the sale of the Assets other than Garnet Capital Advisors, LLC and The Ackman-Ziff Real Estate Group LLC, whose commissions shall be paid by Seller pursuant to the terms of a separate agreement between Seller and Garnet Capital Advisors, LLC and The Ackman-Ziff Real Estate Group LLC.  Seller and Buyer each agree that should any claim be made for a commission, finder's fee or other compensation by any other broker, finder or other party who alleges to have had dealings or negotiations with Buyer or Seller in breach of the foregoing representation, the party who is alleged to have breached such representation shall hold the other party free and harmless from any and all claims, liabilities, losses, damages, costs of expenses as a result of a breach of the foregoing representation, including, without limitation, reasonable attorneys' fees and expenses, in connection therewith.  Notwithstanding any provision of this Agreement to the contrary, the representation and indemnity of Buyer and Seller set forth in this section shall survive the Closing or the termination of this Agreement.

Section 8.12
Further Assurances.  Each party agrees that it will without further consideration execute and deliver such other documents, including, but not limited to, any necessary intercreditor agreements, security agreements or similar agreements related to obligations retained by Seller, if any, such as related swap obligations or letter of credit obligations, that are to continue to be secured by the Property or any other collateral, which is subject to this Agreement, and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Asset.

Section 8.13
Waiver of Trial by Jury.  Seller and Buyer hereby knowingly, voluntarily and intentionally waive (to the extent permitted by applicable law) any right it may have to a trial by jury of any dispute arising under or relating to this Agreement and agrees that any such dispute shall, at the option of Seller, be tried before a judge sitting without a jury.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER

By:

Name:

Title:

SELLER

By:

Name:

Title:

EXHIBIT A

LOAN SCHEDULE

Loan Number	Name of Borrower	Unpaid Principal Balance	Next Due Date	Current Interest Rate	Maturity Date	Participation Flag

TOTAL:

EXHIBIT B-1

COLLATERAL DOCUMENTS

Collateral Documents:  For each Loan, subject to any deficiencies identified on the Collateral Document Exception Report, Seller shall provide, for each applicable document numbered 1-8 below, either:

▪	the applicable document as described, or

▪	if any document is unavailable due to its use by an attorney or other third party, Seller shall provide a true copy of the unavailable document

(collectively the “Collateral Documents”)

Collateral Document Deficiencies: Collateral Document deficiencies for any applicable Loan shall be set forth on Exhibit B-2 (Collateral Documents Exception Report).

Power of Attorney: If any document shown below has been signed by an entity other than the Borrower on behalf of the Borrower, the original or true copy of the power of attorney or other instrument that authorized and empowered such entity to sign such documentation shall be provided as part of the Collateral Documents.

Successor by Merger: If any Loan was acquired by the Seller in a merger, endorsement and assignment documents shown below from Seller to Buyer shall be executed by Seller as “as successor by merger to [name of predecessor]”.

1.	Note

1.1.	The original Note, or

1.2.	If Seller is unable to locate the original Note, Seller shall provide a true copy of the original Note along with a Lost Note Affidavit in the form of Exhibit E.

2.	Complete Chain of Note Endorsements

2.1.	The originals or true copies of all intervening endorsements or allonges necessary to show a complete chain of endorsements from the original payee to Seller, and

2.2.	The original endorsement or allonge from Seller to Buyer, shown as “Pay to the order of [Buyer Name], without recourse”.

3.	Mortgage

3.1.	The original or true copy of the Mortgage with evidence of recording thereon

4.	Complete Chain of Mortgage Assignments

4.1.	The originals or true copies of all intervening assignments of mortgage with evidence of recording thereon necessary to show a complete chain of assignments from the original payee to Seller, and

4.2.	The original Assignment of Mortgage from Seller to Buyer for each Loan, in Buyer’s name.

5.	Title Policy

5.1.	The original or true copy of lender’s title insurance policy.

6.	Modifications

6.1.	The originals or true copies of each assumption, modification, consolidation or extension agreement, if any.

7.	Other Recorded Documents

7.1.	Original or certified copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

7.2.	The original or true copy of other recorded documents, such as Assignments of Leases and Rents; if any.

7.3.	The original or true copy of the recorded UCC-1 financing statement; if any.

8.	Complete Chain of Assignments for Other Recorded Documents

8.1.
The originals or true copies of all intervening assignments of the other recorded documents shown in #7 above evidence of recording thereon necessary to show a complete chain of assignments from the original payee to Seller, and

8.2.	The original assignment of the other recorded documents shown in #7 above from Seller to Buyer for each Loan.

EXHIBIT B-2

COLLATERAL DOCUMENTS EXCEPTION REPORT

Loan Number	Borrower Name	Document1	Description of Exception

1 1- Note
2- Complete Chain of Note Endorsements
3- Mortgage
4- Complete Chain of Mortgage Assignments
5- Title Policy
6- Modifications
7- Other Recorded Documents
8- Complete Chain of Assignments for Other Recorded Documents

EXHIBIT C

SERVICING TRANSFER INFORMATION

1.	Data file with the following data points for each loan as of the Closing Date:

a.	Loan Number

b.	Principal Balance owed by borrower (not reflecting in write-downs, charge-offs or reserves)

c.	Interest Balance

d.	Last Payment Date

e.	Next Due Date

f.	Interest Rate

g.	Maturity Date

h.	Escrow Flag (Y/N)

i.	Escrow Type and Balance

j.	Force-Placed Insurance Flag (Y/N)

k.	For any Loan subject to active litigation, the contact information for the attorney handling the litigation for Seller

l.	For Participations, Lead Participant Name and Percent Owned by Seller

2.	System-generated payment history (life of loan preferred, minimum last 12 months)

3.	Copy of the Goodbye Letters sent to each Borrower per the terms of Section 6.3(e)

EXHIBIT D

ALLONGE TO NOTE

ALLONGE to that certain note dated {note date} in the original principal amount of {$______}, executed by {borrower name} in favor of {original lender} {as renewed, amended or modified} (the Note ").

The Note shall be endorsed as follows:

Pay to the order of {buyer name}, a {state of organization} {entity type} having an address at {buyer’s address}, and its successors and assigns ("Payee").

This Allonge is made without recourse and without any representation or warranty of any kind whatsoever, express or implied, or by operation of law, except to the extent that and only for so long as any representation or warranty specifically set forth in that certain Loan Sale Agreement dated as of {date} (the "Loan Sale Agreement") between {Seller Name} and Payee survives the Closing (as defined in the Loan Sale Agreement).  Payee's remedies upon a breach of any such representation or warranty are limited solely to those remedies of Payee expressly set forth in the Loan Sale Agreement.

Dated as of {date},

ENDORSER

By:

Name:	{Individual’s Name}

Title:	{Title}

EXHIBIT E

AFFIDAVIT OF LOST NOTE

STATE OF                                           )
Ss.:
COUNTY OF                                       )

____________________, being duly sworn, deposes and says:

(1)	I am a __________________ of _______________ a ________________________ whose address is __________________________.

(2)
Lender is the owner and holder of that certain [Mortgage] [Deed of Trust] dated ______, by _______ to _____, and recorded in the _____________ Land Records in Volume _____, Page __ the lender's interest in which was assigned to Lender by that certain Assignment of Mortgage dated ____ and recorded in said Land Records in Volume _____, Page __, (collectively, the “Mortgage”).

(3)	Lender is also the owner and holder of that certain Note, dated as of _______ from _________ to ___________, in the original principal amount of $___________ (the “Note”).

(4)
Lender is assigning, among other things, the Note and the Mortgage to ("Assignee") by that certain Mortgage and Loan Document Assignment and Assumption dated of even date herewith (the "Assignment of Mortgage").

(5)	This Affidavit of Lost Note is being given to Assignee in connection with the Assignment of Mortgage. Lender hereby certifies to and agrees with Assignee as follows:

(a)	The Note was lost by Lender at a time which cannot be determined.

(b)	Lender has made a due and diligent search for the Note but has not found the same.

(c)	Lender has not heretofore assigned or otherwise transferred or conveyed the Note, or any interest of Lender therein.

(d)	Lender hereby agrees that, should Lender find the Note, Lender will endorse the Note as directed by Assignee and surrender the possession of the Note so found and endorsed to Assignee.

By:

Name:

Title:

Sworn to before me {date}

__________________
Notary Public

After recording return to: _____________________ _____________________	EXHIBIT F

MORTGAGE AND LOAN DOCUMENT ASSIGNMENT

THIS MORTGAGE AND LOAN DOCUMENT ASSIGNMENT is dated {date} between {Seller Name}, a {State of Organization} {Type of Entity} ("Assignor") and {Buyer Name}, a {State of Organization} {Type of Entity} (Assignee").

This Mortgage and Loan Document Assignment is being executed and delivered pursuant to that certain Loan Sale Agreement dated as of {date} (the "Loan Sale Agreement") between Assignor and Assignee.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Sale Agreement.

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Assignor does hereby, through its duly appointed and authorized officers and/or representatives, sell, transfer, assign, deliver, set over and convey to Assignee, its successor and assigns, the following (collectively, the "Loan Documents "):

1.  That certain Promissory Note dated {date} executed by {borrower name} ("Borrower"), in favor of {original lender name} ("Original Lender") in the original principal amount of {$________} (the "Note");

2.  That certain {Mortgage/DOT} dated of even date as the Note, executed by Borrower for the benefit of Original Lender, and recorded in Volume {_}, Page {_} of the {Jurisdiction} Land Records; and

3.  All other documents and instruments securing the loan(s), as more specifically identified on Exhibit A attached hereto, which have been recorded in said Land Records.2

TO HAVE AND TO HOLD unto Assignee, its successors and assigns, forever, the Loan Documents, together with all and singular the rights and privileges thereunto in any wise belonging, other than any rights, claims or actions Assignor may have against any entity from which Assignor shall have acquired its interest in any of the Loan Documents, its officers, directors, employees, agents and insiders.

Assignee hereby assumes all obligations of Assignor under all of the above-referenced documents, including, without limitation the Note and the {Mortgage/DOT}, accruing from and after the date hereof.

This Assignment is made without recourse and without any representation or warranty of any kind whatsoever, express or implied, or by operation of law, except to the extent that and only for so long and any representation or warranty specifically set forth in the Loan Sale Agreement survives the Closing.  Assignee's remedies upon a breach by Assignor of any such representation or warranty are limited solely to those remedies of Assignee expressly set forth in the Loan Sale Agreement.

IN WITNESS WHEREOF, this Mortgage and Loan Document Assignment has been executed as of the date set forth above.

ASSIGNOR: {Seller Name}		ASSIGNEE: {Buyer Name}

By:		By:
Name:	{Individual’s Name}	Name:	{Individual’s Name}
Title:	{Title}	Title:	{Title}

[ATTACH APPROPRIATE ACKNOWLEDGMENT]
1 To be modified to reflect recording requirements in the land records in the jurisdiction in which the mortgaged property is located.
2    If required, a separate Assignment of Assignment of Rents and Leases will be delivered.

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF COLLATERAL DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF COLLATERAL DOCUMENTS is dated {date} between {Seller Name}, a {State of Organization} {Type of Entity} ("Assignor") and {Buyer Name}, a {State of Organization} {Type of Entity} (Assignee").

This Assignment and Assumption of Collateral Documents is being executed and delivered pursuant to that certain Loan Sale Agreement dated as of {date} between Assignor and Assignee (the "Loan Sale Agreement").  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Sale Agreement.

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Assignor does hereby, through its duly appointed and authorized officers and/or representatives, sell, transfer, assign, deliver, set over and convey to Assignee, and its successors and/or assigns (to the extent assignable or transferable), all of Assignor's right, title and interest in and to the Collateral Documents relating to the loan(s), as more specifically identified on Exhibit A to the Loan Sale Agreement.

TO HAVE AND TO HOLD, the Collateral Documents, together with all and singular the rights and privileges thereunto in any wise belonging unto Assignee, its successors and assigns, forever.

BUT EXPRESSLY EXCLUDING THEREFROM, all rights, claims or actions Assignor may have against any entity from which Assignor shall have acquired its interest in any of the Collateral Documents, its officers, directors, employees, agents and insiders, all of which shall remain with Assignor.

Assignee hereby assumes all of the obligations of Assignor in connection with or arising out of such Collateral Documents and accruing from and after the date hereof.

This Assignment is made without recourse and without any representation or warranty of any kind whatsoever, expressed or implied, or by operation of law, except to the extent that and only for so long as any representation or warranty specifically set forth in the Loan Sale Agreement survives the Closing.  Assignee's remedies upon a breach of any such representation or warranty are limited solely to those remedies of Assignee expressly set forth in the Loan Sale Agreement.

IN WITNESS WHEREOF, this Assignment and Assumption of Collateral Documents has been executed as of the date set forth above.

ASSIGNOR: {Seller Name}

By:
Name:	{Individual’s Name}
Title:	{Title}

ASSIGNEE: {Buyer Name}

By:
Name:	{Individual’s Name}
Title:	{Title}

EXHIBIT H

GOODBYE LETTER

____________2011

[NAME AND ADDRESS OF BORROWER[S]]

Re:         Loan No.:

To [Borrower Name]:

The above mortgage loan (the "Loan") has been sold and conveyed to _______________ ("New Lender") by _______________________.

All of the terms and conditions of the Loan remain in full force and effect and are now enforceable by the New Lender.

Please send all future payments of interest, principal, escrows or any other charge payable by you under the loan in the form of a check made payable to the order of: _________________________ and delivered to the following address:

___________________

___________________

___________________

Please contact the New Lender at the address and phone number given below if you have any questions.

___________________

___________________

___________________

Very truly yours,

By:  ____________________

Name:

Title:

EXHIBIT I

LIMITED POWER OF ATTORNEY

{Seller Name} ("Assignor") hereby appoints {Buyer Name} (“Assignee”) as its attorney-in-fact to act in the name, place and stead of the Assignee for the purposes set forth below.  This limited power of attorney is given pursuant to that certain Loan Sale Agreement (the "Agreement") by and between the Assignor and Assignee dated {Date} to which reference is made for the definition of all capitalized terms herein.  The attorney-in-fact is hereby authorized, and empowered, as follows:

1.
To execute, acknowledge, seal and deliver, on behalf of the Assignor, the allonges for endorsement of the Notes, provided that such allonges are substantially in the form of Exhibit D to the Agreement, appropriately completed; and

2.
To execute, acknowledge, seal and deliver, on behalf of Assignor, all instruments of transfer and conveyance (including but not limited to assignments of mortgages, deeds of trust, assignments of leases and rents, financing statements, motor vehicle/personal property titles, life insurance policies and similar instruments which secure the Assets), substantially in the forms of Exhibits F and G to the Agreement, appropriately completed, with all ordinary or necessary endorsements, acknowledgements, affidavits and supporting documents as required to comply with applicable jurisdictional transfer and recording requirements;

This instrument is to be construed and interpreted as a limited power of attorney and does not empower or authorize the said attorneys-in-fact to do any act or execute any document on behalf of the Assignor not described herein.

The rights, powers, and authority of the attorney-in-fact granted in this instrument will remain in full force and effect for the one year period following the date of this Limited Power of Attorney.

Dated: {Date}	Assignor:	{Seller Name}

By:
	Printed Name:	{Individual’s Name}
	Title:	{Title}

STATE OF {STATE}         )

) ss.

COUNTY OF {COUNTY}         )

Then personally appeared the above named {Individual’s Name}, {Title} of {Seller Name} ("Assignor"), and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Assignor, before me.

Notary Public

My commission expires:

EXHIBIT K

SELLER’S WIRE TRANSFER INSTRUCTIONS

Bank:

Address:

ABA:

Account #:

Account Name:

Reference:

EXHIBIT L

SETTLEMENT STATEMENT

Closing Date:	_______________

Cutoff Date:	_______________

Buyer Name:	_______________

Seller Name:	_______________

Total Amount Payable:	$_______________

The Total Amount Payable is calculated as follows:
Base Purchase Price:	$_______________
Plus Accrued Interest:	$_______________
Plus Additional Advances:	$_______________
Less Positive Escrow Balances:	$_______________
Less Post-Cutoff Payments:	$_______________
Less Deposit:	$_______________
Equals Total Amount Payable:	$_______________

Loan #	Borrower Name	UPB as of Cutoff	Allocated Bid Percentage	Allocated Loan Price	Accrued Interest	Additional Advances	Positive Escrow Balances	Post- Cutoff Payments

Total: